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                                                                    EXHIBIT 99.2

              Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of the State Auto Insurance Companies Capital Accumulation Plan (the "Plan") on Form 11-K for the annual period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Steven J. Johnston, as financial administrator, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.


Date: June 27, 2003                    /s/ Steven J. Johnston
                                       ----------------------------------------
                                       Steven J. Johnston
                                       Financial Administrator


A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.